                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):   November 3, 1997.


                         Marshall & Ilsley Corporation
                         -----------------------------
            (Exact name of registrant as specified in its charter)



Wisconsin                        0-1220                          39-0968604
---------                        ------                          ----------
(State or other                  (Commission                    (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


                 770 North Water Street
                 Milwaukee, Wisconsin                           53202
             -----------------------------                    ---------
          (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:   (414) 765-7801

Item 5.   Other Events.
          ------------

          Marshall & Ilsley Corporation, a Wisconsin corporation (the "Corporation"), and Advantage Bancorp, Inc., a Wisconsin corporation ("Advantage"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of November 3, 1997 providing for the merger of Advantage with and into the Corporation (the "Merger"). The Merger Agreement provides that each outstanding share of Advantage Common Stock will be converted into the right to receive 1.2 shares of Corporation Common Stock, subject to adjustment in the event that the average closing price of Corporation Common Stock for the ten consecutive trading days preceding the fifth business day prior to the effective time of the Merger is above $61.67 per share or below $46.67 per share. The transaction is structured as a pooling-of-interests for financial accounting purposes and as a tax-free reorganization for Advantage shareholders.

          Completion of the Merger is subject to certain conditions, including
(i) approval by the shareholders of Advantage; (ii) approval by the Federal Reserve Board, the Office of Thrift Supervision and other requisite regulatory authorities; (iii) receipt of an opinions of counsel for the Corporation and counsel for Advantage that the Merger will be treated, for federal income tax purposes, as a tax-free reorganization; and (iv) other conditions to closing customary in transactions of this type.

          Concurrently with the execution of the Merger Agreement, the parties also entered into a Stock Option Agreement dated as of November 3, 1997 (the "Stock Option Agreement"). The Stock Option Agreement provides the Corporation with an option to purchase (the "Option") up to 643,930 shares of Advantage Common Stock from Advantage, but in no event in excess of 19.9% of the issued and outstanding shares of Advantage Common Stock, at an exercise price of $56.00 per share. The Option is only exercisable upon the occurrence of certain triggering and exercise events as specified in the Stock Option Agreement, none of which has occurred as of the date of this Form 8-K.

          Certain additional information regarding the Merger is contained in the joint press release of the Corporation and Advantage (the "Press Release") dated November 3, 1997.

          The Merger Agreement, Stock Option Agreement and Press Release are attached hereto as exhibits and incorporated herein by reference. The foregoing summary of such exhibits is qualified in its entirety by reference to the complete text of such exhibits.

Cautionary Statement for Purposes of the Private Securities Litigation Reform Act of 1995

          This Current Report, the Press Release attached hereto and other written and oral statements made by or on behalf of the Corporation contain, or may contain, certain "forward-looking statements," including statements concerning plans, objectives and future events or performance, and other statements which are other than statements of historical fact. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: (i) failure to fully realize or to realize within the expected time frame expected cost savings from the Merger; (ii) lower than expected income or revenues following the Merger, or higher than expected operating costs; (iii) a significant increase in competitive pressure in the banking and financial services industry; (iv) business disruption related to the Merger (both before and after completion); (v) greater than expected costs or difficulties related to the integration of the management of the Corporation and Advantage; (vi) litigation costs and delays caused by litigation; (vii) higher than anticipated costs in completing the Merger; (viii) unanticipated regulatory delays or constraints or changes in the proposed transaction required by regulatory authorities; (ix) reduction in interest margins due to changes in the interest rate environment; (x) poorer than expected general economic conditions, including acquisition and growth opportunities, either nationally or in the states in which the combined company will be doing business; (xi) legislation or regulatory changes which adversely affect the businesses in which the combined company would be engaged; (xii) price or other market factors which may adversely impact the Corporation's share repurchase program; and (xiii) other unanticipated occurrences which may delay the consummation of the Merger, increase the costs related to the Merger, or decrease the expected financial benefits of the Merger.


Item 7.   Financial Statements and Exhibits.
          ---------------------------------

  (c)  Exhibits

  Exhibit
  -------
     No.  Description
     ---  -----------

     2.1 Agreement and Plan of Merger dated as of November 3, 1997 between Marshall & Ilsley Corporation and Advantage Bancorp, Inc. (Certain schedules to this agreement are not being filed herewith. The Registrant agrees to furnish supplementally a copy of such schedules to the Securities and Exchange Commission upon request.)

     2.2 Stock Option Agreement dated as of November 3, 1997 between Marshall & Ilsley Corporation and Advantage Bancorp, Inc.

     99.1      Press Release dated November 3, 1997

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  November 3, 1997

                                        MARSHALL & ILSLEY CORPORATION


                                        By: /s/ J. B. Wigdale
                                            ----------------------------
                                            J.B. Wigdale, Chairman

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

     2.1 Agreement and Plan of Merger dated as of November 3, 1997 between Marshall & Ilsley Corporation and Advantage Bancorp, Inc. (Certain schedules to this agreement are not being filed herewith. The Registrant agrees to furnish supplementally a copy of such schedules to the Securities and Exchange Commission upon request.)

     2.2 Stock Option Agreement dated as of November 3, 1997 between Marshall & Ilsley Corporation and Advantage Bancorp, Inc.

     99.1      Press Release dated November 3, 1997